ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

STATE OF TEXAS
COUNTY OF EDWARDS

Nathan Oil Partners LP is a Texas limited partnership authorized to do and doing business in the State of Texas with an address at 602 South Harbor Court, Granbury, Texas, 76048 (“Assignor”). Assignor has oil, gas and mineral leases in Edwards County, Texas, described on the attached Exhibit A (the “Leases”). In consideration of one hundred dollars and other valuable consideration paid to Assignor by the Assignee named below, the receipt and sufficiency of which Assignor acknowledges, and subject to the following terms and conditions, Assignor hereby transfers, assigns and conveys to Assignee an overriding royalty interest equal to 2.000000% of all oil, gas and other minerals produced and saved for the benefit of Assignor pursuant to the Leases (the “Royalty”). Exhibit A is part of this assignment.

Assignee: Florida Energy I, Inc., 101 N.E. Jettie Terrace, Port St. Lucie, Florida 34983

The Royalty is subject to the following provisions:

a)
The Royalty is subject only to the deduction of the same expenses that can be deducted from royalty paid under the Leases and is subject to payment of the same expenses required to be paid by any person receiving payment of royalty under the terms of the Leases.

b)	Assignee has no right to pool the Royalty. Assignor or its successor retains the right to pool the Royalty pursuant to the pooling authority granted to Assignor under the terms of the Leases.

This assignment enures to the benefit of the Assignee and its assigns forever, subject to the foregoing terms and conditions and to the terms, covenants and provisions of the Leases.

Assignor assigns the Royalty without any warranty of title, express or implied, but with full subrogation in all of Assignor’s rights and actions in warranty.

This assignment was signed on October 4, 2002.

Witness:	Nathan Oil Partners LP
/s/ Peter Forward	/s/ Jeffrey D. Paquin
Peter Forward	By: Jeffrey D. Paquin President of its General Partner, Nathan Oil Operating Co. LLC

Jeffrey D. Paquin, President of Nathan Oil Operating Co. LLC, is known to me to be the person who signed the foregoing assignment. He appeared before me today and acknowledged to me that he executed the assignment with the authority and approval of the limited partnership’s operating agreement for the purpose and consideration stated, and as the free act of the limited partnership.

Given under my hand and seal on October 4, 2002.

/s/ Rene Daignault
Notary Public

[Seal]

Exhibit A

Leases subject to
Assignment of Overriding Royalty Interests
Dated September 16, 2002
Edwards County, Texas

			Recorded in the Official Public Records of Edwards County, Texas
Date	Lessor	Lessee	File Number	Volume	Pages
2/1/2002	The Allar Company et al	Nathan Oil Partners LP	020837	202	443-450
2/1/2002	The Allar Company et al	Nathan Oil Partners LP	020838	202	452-459
2/4/2002	Anita V. Driver	Nathan Oil Partners LP	020839	202	461-464
2/8/2002	Pam Rhoades Davis	Nathan Oil Partners LP	020840	202	466-469
2/8/2002	Richard Nichols	Nathan Oil Partners LP	020841	202	471-474
2/8/2002	Eddie Thomas	Nathan Oil Partners LP	020842	202	476-479
2/8/2002	Candice Baggett	Nathan Oil Partners LP	020843	202	481-484
2/6/2002	Dale Robert Rhoades, Jr.	Nathan Oil Partners LP	020844	202	486-489
2/6/2002	Margie L. Rhoades	Nathan Oil Partners LP	020845	202	491-494